UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Shares (as defined below) were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Bespoke Growth Partners, Inc. (“Bespoke”) has represented that it is an “accredited investor,” as defined in Regulation D, and it was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Shares, or shares of common stock or any other securities of Adial Pharmaceuticals, Inc., a Delaware corporation (“Adial” or the “Company”).

Item 8.01. Other Events.

On September 21, 2020, Adial entered into a securities purchase agreement (the “Purchase Agreement”) with Bespoke pursuant to which it sold to Bespoke 357,143 restricted shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of $500,000.20. The Purchase Agreement contains customary representations, warranties and agreements of the Company and Bespoke. Bespoke’s principal is Mark H. Peikin, Adial’s Chief Strategy Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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